WARRANTY DEED

This Warranty Deed (the "Agreement") is made and effective 1st February 2014.

BETWEEN : Qin Xiu San ,(the Grantor) having China national registration number 152621197011065338, under the laws of the Inner Mongolia Autonomous Region of Peoples Republic Of China with his registered address located at :

No4, Shui Quan Cun, Ha La He Shao Village,Wu Chuan County, Inner Mongolia

AND : Mssrs Yulong Pump Company Private Limited (the Grantee) with company registration number 150000000007001,a corporation organised and existing under the laws of Inner Mongolia Autonomous Region ,Peoples Republic Of China with its registered office located at :

No 3 ,Industrial Road, Ke' Zhen' , Wuchuan County, Hohhot City

For good consideration, the Grantor hereby bargain ,deed and convey to Grantee all rights to assets described as [All Issued Shares]in Hohhot Devotion Boiler Jeneral Company Private Limited (with company registration number 150100000003566) free and clean with Warranty not later than six (6) calendar months from the effective date of this Warranty.

COVENANTS

Grantor for itself and its heirs, hereby covenants with Grantee ,its heirs and assigns, that Grantor is lawfully seized in a fee simple of the above described assets ;that he has a good right to convey that the assets are free from encumbrances ;that Grantor and his assigns ,and all persons acquiring any interests in the assets granted, through or for Grantor ,will on demand of Grantee, or its heirs or assigns, at the expense of the Grantee, its heirs or its assigns, execute and instrument necessary for the further assurance of the titles to the assets described that maybe reasonably required and that Grantor and his heirs will continue to warranty and defend all the assets described so granted to the Grantee, its heirs ,against every person lawfully claiming the same or any part thereof:

Being the same assets conveyed to the Grantee by Warranty Deed of 1st February 2014.

IN WITNESS WHEREOF ,each party to this Agreement has caused it to be executed at Hong Kong,on the date indicated below :

GRANTOR	GRANTEE
______________________	
Authorised Signatory	Authorised Signatory
Qin Xiu San	Gong Chin Ong

1 February 2014